UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018 (July 23, 2018)

Yinghong Guangda Technology Limited
(Exact name of registrant as specified in its charter)

Delaware	000-54955	27-1077850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

China World Trade Center

Tower 1, Room 1825

Jianguomenwai Avenue, Beijing

China 100004

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 10-65014177

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On July 23, 2018 (the “Effective Date”), Yinghong Guangda Technology Limited (the “Company”) dismissed ZH CPA LLP (“Predecessor Firm”), a Canada limited liability partnership, as the Company’s independent registered public accounting firm, effective immediately. The decision to dismiss the Predecessor Firm was approved by the Company’s Board of Directors (the “Board”).

The reports of the Predecessor Firm on the Company’s financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and through the Effective Date, there were (i) no disagreements between the Company and the Predecessor Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the Predecessor Firm, would have caused the Predecessor Firm to make reference thereto in its reports on the consolidated financial statements for such years, and (ii) no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided the Predecessor Firm with a copy of this Current Report on Form 8-K and requested that the Predecessor Firm furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not the Predecessor Firm agrees with the above statements. A copy of such letter, dated July 25, 2018, as executed by the Predecessor Firm, is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On July 23, 2018, the Board appointed ZH CPA, LLC (“Successor Firm”), a Colorado limited liability company, as its new independent registered public accounting firm, effective immediately. The Predecessor Firm and the Success Firm are owned by the same principals, and have employed the same group of professionals. The Predecessor Firm’s registration with the Public Company Accounting Oversight Board was succeeded by the Successor Firm, effective June 6, 2018. The change of registered public accounting firm of the Company was due to the Predecessor Firm’s changes of jurisdiction and legal form of organization.

During the Company’s two most recent fiscal years and in the subsequent interim period through the Effective Date, the Company has not consulted with the Successor Firm regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that the Successor Firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title of Document

16.1	Letter from ZH CPA LLP, dated July 25, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yinghong Guangda Technology Limited

Date: July 25, 2018	By:	/s/ Ling Gui
	Name:	Ling Gui
	Title:	Chief Executive Officer and Chief Financial Officer

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